As filed with the Securities and Exchange Commission on June 3, 1998.
                                                     Registration No. 333-______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                              Teche Holding Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Louisiana                              72-1287456
            ---------                              ----------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

                                211 Willow Street
                            Franklin, Louisiana 70538
                                 (318) 828-3212
                    (Address of principal executive offices)

                  Teche Holding Company 1997 Stock Option Plan
                  Teche Holding Company 1998 Stock Option Plan
                          ---------------------------
                            (Full Title of the Plans)

                               Richard Fisch, Esq.
                               Ruel B. Pile, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
            (Name, address and telephone number of agent for service)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of                           Proposed          Proposed       Amount of
Securities to     Amount to    Maximum Offering  Maximum Offering  Registration
be Registered   be Registered   Price Per Unit       Price (2)       Fee (2)
-------------   -------------   --------------      -----------     --------

Common Stock
$.01 par value    68,000(1)           (2)           $1,377,375       $406.33
================================================================================

(1) The maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the Teche Holding Company 1997 Stock Option Plan and the Teche Holding Company 1998 Stock Option Plan consists of 68,000 shares which are being registered under this Registration Statement and for which a registration fee is being paid.
(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. 68,000 shares are being registered hereby, of which 10,000 shares are under option at an exercise price of $15.9375 per share ($159,375 in the aggregate). The remainder of such shares, which are not presently subject to options (58,000 shares), are being registered based upon the closing price of the common stock of Teche Holding Company as reported on the American Stock Exchange on April 30, 1998, of $21.00 per share ($1,218,000 in the aggregate) for a total offering of $1,377,375.

         Under Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

** THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.**

PROSPECTUS
----------

                                  68,000 Shares

                              -------------------

                              TECHE HOLDING COMPANY
                                  COMMON STOCK
                           (Par Value $.01 Per Share)

                              -------------------

                  TECHE HOLDING COMPANY 1997 STOCK OPTION PLAN
                AND TECHE HOLDING COMPANY 1998 STOCK OPTION PLAN

                              -------------------

         This Prospectus relates to 68,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Teche Holding Company (the "Company"), a Louisiana corporation which is the parent savings and loan holding company of Teche Federal Savings Bank (the "Savings Bank"), which may be issued from time to time by the Company to holders of options granted or to be granted by the Company to selected officers, directors, key employees, and other persons of the Company and any subsidiary of the Company pursuant to the Teche Holding Company 1997 Stock Option Plan and the Teche Holding Company 1998 Stock Option Plan (collectively the "Plans"). Holders of options granted or to be granted under the Plans (the "Options") are referred to herein as "Optionees." Each offer made under the Plans pursuant to this Prospectus is made at the price and on the terms and conditions contained in the stock option agreements entered into between the Company and each Optionee.

         This Prospectus is for use as of the date hereof and in subsequent years. Information which is likely to change from year to year will be included in appendices to this Prospectus.

         The issued and outstanding Common Stock of the Company is traded on the American Stock Exchange under the symbol "TSH." Shares of Common Stock which may be issued upon exercise of options granted or to be granted under the Plans, will also be traded on the American Stock Exchange. On April 30, 1998, the closing price of the Common Stock on the American Stock Exchange was $21.00 per share.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                   The date of this Prospectus is June 3, 1998

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                  Teche Holding Company 1997 Stock Option Plan
                  Teche Holding Company 1998 Stock Option Plan

                                                                          Page

General Information on Plans...........................................   1

Administration.........................................................   2

Purpose................................................................   2

Securities to be Offered...............................................   2

Eligibility to Participate in Plans....................................   2

Purchases of Securities Pursuant to the Plans
 and Payment for Securities Offered....................................   3

  Term of the Plans....................................................   3
  Stock Option Agreements..............................................   3
  Option Price.........................................................   3
  Limitations on Grant of Options......................................   3
  Option Period........................................................   3
  Non-transferability..................................................   4
  Conditions of Exercise...............................................   4
  Payment for Options..................................................   4
  Cashless Exercise....................................................   4
  Issuance of Common Stock.............................................   4

Recapitalization, Merger, Consolidation, Change in
 Control and Similar Transactions......................................   5

Amendment and Termination of the Plans.................................   6

Restrictions on Resale.................................................   6

Federal Income Tax Consequences........................................   6

Annual Report to Shareholders..........................................   7

Additional Information.................................................   7

Legal Opinion..........................................................   7

                  Teche Holding Company 1997 Stock Option Plan
                  Teche Holding Company 1998 Stock Option Plan


General Information on Plans
----------------------------

         This Prospectus relates to 68,000 shares of the common stock ("Common Stock"), par value $.01 per share, of Teche Holding Company (the "Company"), which will be offered upon exercise of options granted or to be granted under the Teche Holding Company 1997 Stock Option Plan ("1997 Plan") and the Teche Holding Company 1998 Stock Option Plan ("1998 Plan") (collectively referred to herein as the "Plans").

         The Company was formed under the laws of the State of Louisiana for the purpose of becoming a savings and loan holding company and became the parent corporation of Teche Federal Savings Bank (the "Savings Bank") on April 18, 1995, at which time the Company acquired all of the shares of capital stock of the Savings Bank. The Board of Directors of the Company adopted the 1997 Plan on December 18, 1996 and the 1998 Plan on October 22 1997. The Plans are to continue in effect for a period of ten years from each Plan's respective Effective Date (the date on which such Plan was adopted by the Board of Directors), unless earlier terminated or extended by the Company.

         Pursuant to the Plans, 68,000 shares of Common Stock were reserved for issuance by the Company upon exercise of Options awarded to officers, directors, key employees and other persons of the Company and any parent and subsidiary corporations. Options granted under the Plans are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         Upon the exercise of options, the Optionee generally recognizes ordinary income to the extent that the exercise price is less than the fair market value of the Common Stock on the date of exercise. The Company is entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Optionee at the time of such income recognition. See "Federal Income Tax Consequences."

         The Plans is not qualified under Section 401(a) of the Code and it is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The statements herein concerning the terms and provisions of the Plans are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plans as filed as Exhibits 4.1 and 4.2 to the Registration Statement of which this Prospectus is a part.

         Additional updating and other information with respect to the Plans and the Common Stock offered hereby may be provided in the future to Optionees by means of one or more supplements or appendices to this Prospectus. Additional information about the Plans (including a copy of the Plans), plan administration, and the Company may be obtained at the Company's principal offices, which are located at 211 Willow Street, Franklin, Louisiana 70538. The Company's telephone number is (318) 828-3212.

Administration
--------------

         The Plans are administered by committees of the Company's Board of Directors (the "Committees"). The Plans provide that each Committee will consist of not less than two non-employee directors of the Company. The members of each Committee are appointed by the Board and serve at the pleasure of the Board. Members of each Committee shall be "disinterested" within the meaning of Rule 16b-3 promulgated under Rule 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

         Subject to the express provisions of the Plans and resolutions adopted by the Board, the Committees have authority to interpret the Plans, to prescribe, amend, and rescind the rules and regulations relating to the Plans, and to determine the form and content of Options to be issued under the Plans. In addition, the Committees are authorized to make all other determinations deemed necessary or advisable for the administration of the Plans and shall have and may exercise such other power and such authority as may be delegated to it by the Board from time to time. All decisions, determinations, and interpretations of the Committees shall be final and conclusive to all persons affected thereby.

         Additional information about the Plans and the Committees may be obtained from the Company at the address of the Company listed under "General Information on Plans."

Purpose
-------

         The purpose of both Plans is to promote the interests of the Company by attracting and retaining the best available personnel for positions of substantial responsibility to serve as officers, directors, and key employees of the Company and to provide additional incentive to such officers, directors, and key employees of the Company to promote the success of the Company's business.

Securities to be Offered
------------------------

         The aggregate number of shares of Common Stock which may be issued pursuant to Options granted or to be granted under the Plans is 68,000 shares, subject to certain adjustments for changes in the capital structure of the Company, as described below. See "Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions." Any shares subject to an Option under the Plans which expire or are terminated unexercised will again be available for issuance under the Plans.

Eligibility to Participate in Plans
-----------------------------------

         Options to purchase Common Stock under the Plans may be awarded to officers, directors, key employees, and other persons of the Company, the Savings Bank, and any present or future parent or subsidiary corporations. In selecting participants under the Plans (the "Participants") and in determining the number of Options to be granted to each Participant, the Committees may consider the nature of the services rendered by each Participant, each Participant's current and potential contribution to the Company, and such other factors as each Committee, in its sole discretion, shall deem relevant.

         For a description of the number of persons currently eligible to participate in the Plans and the number of persons actually participating in the Plans, see "Participation in the Plans" at Appendix A.

Purchases of Securities Pursuant to the Plans and Payment for Securities Offered
--------------------------------------------------------------------------------

         Term of the Plans. The Plans shall continue in effect for a term of ten years from the date such Plan was adopted by the Company's Board, after which no further awards may be granted. The future expiration of the Plans, or its termination by the Board, will not affect any Option previously granted. Notwithstanding the forgoing, the granting of Incentive Stock Options, in order to qualify as such under the Code, shall not be made beyond ten years after the date of adoption of the Plans by the Company.

         Stock Option Agreements. The Options granted under the Plans are evidenced by stock option agreements (the "Option Agreements") substantially in the form of the Option Agreements filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Option Agreement, and any amendment thereto, will contain terms and conditions consistent with the requirements of the Plans as each Committee shall determine. The Option Agreements shall constitute the only form of reports which Participants shall receive related to the status of Options granted or which are exercisable under the Plans.

         The Plans provide that the Board of Directors of the Company may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided that no such modification, extension or renewal shall confer on the Optionee any right or benefit which could not be conferred by the grant of a new Option at such time, and shall not materially decrease the Optionee's benefits under the Option without the Optionee's consent, except as provided under Section 13 of the Plans, which permits modification of the Plans. See "Amendment and Termination of the Plans."

         Option Price. The exercise price for the purchase of shares subject to an Option at the date of grant may not be less than 100 percent (100%) of the fair market value of the shares covered by the Option on that date. The exercise price of Options must be paid for in full in cash or shares of Common Stock, or a combination of both.

         If the Common Stock is listed on a national securities exchange at the time of granting an Option awarded pursuant to the Plans, then the exercise price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Option is granted; or if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the exercise price per share shall be not less than the mean between the bid and asked price on the date the Option is granted or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the exercise price per share shall be determined by the Committee in good faith.

         Limitations on Grant of Options. Except as may be specifically provided by the terms of the Plans, the granting of Options is made at the sole discretion of each Committee.

         Option Period. The term of exercisability of an Option granted under the Plans shall be established by each Committee, but may not be for more than ten years from the date of grant of the Option. In general, Options will not be exercisable after the expiration of their term as set forth in the Plans and/or the Option Agreement.

         In the event that an Optionee ceases to serve as an employee of the Company for any reason other than permanent and total disability or death, an exercisable Option will generally continue to be exercisable for three months but in no event after the expiration date of the Option. In the event of the permanent and total disability or death of an Optionee during such service, an exercisable Option will continue to be exercisable for one year in the case of disability and two years in the case of death, to the extent exercisable by the Optionee immediately prior to his or her permanent and total disability or death, but in no event after the expiration date of such Options.

         Under the Plans, the Committees' determination regarding whether an Optionee's employment or service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

         Non-transferability. No Option granted under the Plans is transferable other than by will or the laws of descent and distribution.

         Conditions of Exercise. Options may be exercised only during the periods specified in the Plans or the Option Agreement, certain information as to which is provided above (see "Option Period"). Except as described above and as may be limited by an Option Agreement, there is no limitation upon the number of Options that may be exercised in any one year, and Options not exercised in any one year may be exercised in subsequent years over the term of the Option. The Committee may impose additional conditions upon the rights of an Optionee to exercise any Option which are not inconsistent with the terms of the Plans.

         Payment for Options. Under the Plans, full payment for each share of Common Stock purchased upon the exercise of any Option shall be made at the time of exercise of such Option and shall be paid in cash (in United States dollars), Common Stock, or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefore has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until the shares of Common Stock are issued to him or her.

         Cashless Exercise. An Optionee who has held an Option for at least six months may engage in the "cashless exercise" of the Option. In a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the optioned stock through a registered broker-dealer or equivalent third party, he can give the Company written notice of the exercise of the Option and the third party purchaser of the optioned stock shall pay the Option exercise price plus any applicable withholding taxes to the Company.

         Issuance of Common Stock. Shares issued to Optionees upon exercise of Options shall be either newly issued shares of the Company, treasury shares or shares purchased in the market, at the Company's discretion. In either case, the Optionee shall not pay any fees, commissions, or other charges for such Common Stock other than the exercise price as stated in the Option Agreement. Cash proceeds from the sale of Common Stock issued pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Shares of Common Stock shall not be issued with respect to any Option granted under the Plans unless the issuance and delivery of such Common

Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "1933 Act"), the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed.

         Inability of the Company to obtain approval from any regulatory body or authority deemed by the Company or counsel thereto to be necessary for the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Common Stock. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from any additional registration requirements of federal or state securities laws.

Recapitalization,   Merger,  Consolidation,   Change  in  Control,  and  Similar
Transactions
--------------------------------------------------------------------------------

         Subject to any required action by the shareholders of the Company, within the sole discretion of the Committee, the aggregate number of shares of Common Stock for which Options may be granted under the Plans, the number of shares of Common Stock covered by each outstanding Option and the exercise price per share of Common Stock of each Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without a receipt of consideration by the Company (other than by shares held by dissenting stockholders).

         In the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation, or other extraordinary corporate action, the Committee, in its sole discretion, shall have the power, prior to or subsequent to such action or events, to (i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price per share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Options; (ii) cancel any or all previously granted Options, providing that appropriate consideration is paid to the Optionee in connection therewith; and/or (iii) make such other adjustments in connection with the Plans as each Committee, in its sole discretion, deems necessary, desirable, appropriate, or advisable.

         The Committee has at all times the power to accelerate the exercise date of all Options granted under the Plans; provided, however, the exercisability of such Options may be accelerated only in the event of death, permanent and total disability, or change in control in accordance with the Plans. In the case of any change in control of the Company as determined by the Committee, all outstanding options shall become immediately exercisable. A change in control is defined in the Plans as: (i) the sale of all, or a material portion, of the assets of the Company; (ii) the merger or recapitalization whereby the Company is not the surviving entity; (iii) a change of control of the Company as otherwise defined by the Office of Thrift Supervision ("OTS") or its regulations; and (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of Section 13(d) of the 1934 Act and rules and regulations promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to a transaction in which the purchase of shares by underwriters in connection with a public offering of Common Stock, or the purchase of shares of up to 25% of any class of securities of the Company by a tax-qualified employee stock benefit plan. The determination of each Committee as to whether a change in control has occurred shall be conclusive and binding.

Amendment and Termination of the Plans
--------------------------------------

         The Board of Directors may alter, suspend, or discontinue the Plans at any time within its sole discretion.

Restrictions on Resale
----------------------

         Unless specifically included as a term and condition of any Option, there are no restrictions on the resale of Common Stock acquired upon the exercise of Options. The Plans permit each Committee to provide as a condition to the exercise of an Option that the shares acquired upon the exercise of such Options may be subject to a "Right of Repurchase" by the Company. At this time, the Company has no intention to grant Options subject to such "Right of Repurchase." Such shares of Common Stock, however, may be resold only in compliance with the registration requirements of the 1933 Act, and applicable state securities laws.

         Under the 1933 Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the Plans only (i) in accordance with the provisions of Rule 144 under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act.

         As defined in Rule 405 under the 1933 Act, an affiliate of the Company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise. Therefore, each Optionee should consult his counsel concerning whether he is an affiliate of the Company and the attendant restrictions on the resale under the 1933 Act of Common Stock acquired pursuant to the Plans.

         In addition, the receipt of an Option to purchase Common Stock by an officer or director of the Company, or the beneficial owner of 10% or more of the outstanding Common Stock, is a reportable transaction under Section 16 of the 1934 Act, and Forms 3, 4, or 5 are required to be filed with the Securities and Exchange Commission in connection with such transaction. The sale by an officer, director, or 10% holder of Common Stock issued upon an exercise of an Option within six months after the receipt of such Option may create liability of such persons to the Company under the "short-swing profit" provisions of
Section 16(b) of the 1934 Act.

Federal Income Tax Consequences
-------------------------------

         Under present federal tax laws, awards under the Plans will have the following consequences:

         1. The exercise of an Option will result in the recognition of ordinary income by the Optionee on the date of exercise in an amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares acquired pursuant to the exercise of such Option.

         2. The Company will be allowed a tax deduction for federal tax purposes equal to the amount of ordinary income recognized by an Optionee at the time the Optionee recognizes such ordinary income under an Option.

         The foregoing provides a general summary of the federal income tax consequences applicable to Optionees under the Plans. Each Optionee is urged to consult his or her own tax advisor for information regarding applicable federal and state tax consequences.

Annual Report to Shareholders
-----------------------------

         The Company's financial statements for the period ended September 30, 1997, as contained in the Company's Form 10-K are incorporated by reference in the Registration Statement to which this Prospectus is a part. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of business on such record date. Any person wishing to receive a copy of the Annual Report to Stockholders may obtain a copy by writing the Company at the address set forth below under "Additional Information."

Additional Information
----------------------

         Additional updating information with respect to the Common Stock and the Plans covered herein may be provided in the future to Participants under the Plans by means of appendices to this Prospectus. The nature and frequency of any reports to be made to Participants as to their participation in the Plans will be determined by each Committee.

         The Company upon written or oral request, will provide without charge to any person to whom this Prospectus is delivered: a copy of the Plans, a copy of its latest Annual Report to Stockholders (when available) and a copy of any and all of the documents that have been incorporated by reference in Item 3 of
Part II of the Registration Statement of which this Prospectus is a part, and that such documents are deemed incorporated by reference in this 1933 Act
Section 10(a) Prospectus. Further, other documents required to be delivered to Participants as specified in Item 9 of Part II of the Registration Statement are available upon request. Any such request can be oral or in writing and should be addressed to the Corporate Secretary, 211 Willow Street, Franklin, Louisiana 70538. The Registrant's telephone number is (318) 828-3212.

Legal Opinion
-------------

         The validity of the Common Stock offered hereby has been passed on for the Company by Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
--------------------------------------------------------

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at present rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement and the Prospectus constituting Part I of this Registration Statement:

         (1) The Company's Registration Statement on Form S-1 (No. 33-874865) filed with the Commission on December 16, 1994 and amendments thereto;

         (2) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended September 30, 1997, as filed with the Commission;

         (3) The Company's Definitive Proxy Statement related to the January 21, 1998 Annual Meeting of stockholders, as filed with the Commission;

         (4) The Company's Registration Statement on Form 8-A as filed with the Commission on February 9, 1995;

         (5) The Company's Quarterly Statement on Form 10-Q for the periods ended December 31, 1997 and March 31, 1998 as filed with the Commission; and

         (6) Information as to the Options which will be included in the future either in the Company's proxy statements, annual reports, or appendices to this Prospectus.

         All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

         Section 12:83 of the Louisiana Business Corporation Law as amended ("LBCL") authorizes a corporation such as the Company to indemnify officers, directors, employees and agents under certain circumstances. Section 12.83.B of the LBCL requires indemnification of directors, officers, employees and agents who have been successful on the merits or otherwise in defense of certain actions, suits, proceedings claims, issues and matters. Article XVI of the Company's Articles of Incorporation provides for indemnification.

         Section 12.24.C of the LBCL allows for the limitation of liability of directors and officers. Article XV of the Company's Articles of Incorporation provides for the limitation of liability of officers and directors.

         The Company believes that these provisions assist the Company in, among other things, attracting and retaining qualified persons to serve the Company and its subsidiary. However, a result of such provisions could be to increase the expenses of the Company and effectively reduce the ability of stockholders to sue on behalf of the Company since certain suits could be barred or amounts that might otherwise be obtained on behalf of the Company could be required to be repaid by the Company to an indemnified party.

         The Company has in force a Directors and Officers Liability Policy underwritten by CNA Insurance Company with a $3.0 million aggregate limit of liability and an aggregate deductible of $50,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

         Not applicable.

Item 8.  Exhibits
-----------------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings
---------------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Teche Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Franklin in the State of Louisiana, on the 28th day of April 1998.

                                    Teche Holding Company


                                    By:  /s/ Patrick O. Little
                                         ---------------------------------------
                                           Patrick O. Little
                                           President, Chief Executive Officer,
                                           and Director
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Teche Holding Company, do hereby severally constitute and appoint Patrick O. Little true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Patrick O. Little may deem necessary or advisable to enable Teche Holding Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Patrick O. Little shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:      /s/ Patrick O. Little                       By:      /s/ J.L. Chauvin
         -----------------------------------------            --------------------------------------------
         Patrick O. Little                                    J.L. Chauvin
         President, Chief Executive Officer,                  Vice President and Treasurer
         and Director                                         (Principal Financial and Accounting Officer)
         (Principal Executive Officer)

Date:    April 28, 1998                              Date:    April 28, 1998



By:      /s/ W. Ross Little                          By:      /s/ Robert Earl Mouton
         -----------------------------------------            --------------------------------------------
         W. Ross Little                                       Robert Earl Mouton
         Chairman of the Board                                Director

Date:    April 28, 1998                              Date:    April 28, 1998



By:      /s/ Mary Coon Biggs                         By:      /s/ Christian L. Olivier
         -----------------------------------------            --------------------------------------------
         Mary Coon Biggs                                      Christian L. Olivier
         Director                                             Director

Date:    April 28, 1998                              Date:    April 28, 1998


By:      /s/ Virginia Kyle Hine                      By:      /s/ W. Ross Little, Jr.
         -----------------------------------------            --------------------------------------------
         Virginia Kyle Hine                                   W. Ross Little, Jr.
         Director                                             Director and Secretary

Date:    April 28, 1998                              Date:    April 28, 1998


By:      /s/ Henry L. Friedman                       By:      /s/ Thomas F. Kramer, M.D.
         -----------------------------------------            --------------------------------------------
         Henry L. Friedman                                    Thomas F. Kramer, M.D.
         Director                                             Director

Date:    April 28, 1998                              Date:    April 28, 1998


By:
         -----------------------------------------
         Donelson T. Caffery, Jr.
         Director

Date:                        , 1998
         ---------------- ---


                                INDEX TO EXHIBITS

Exhibit                                             Description                                   Page
-------                                             -----------                                   ----

  4.1                      Teche Holding Company                                                    19
                           1997 Stock Option Plan

  4.2                      Teche Holding Company                                                    29
                           1998 Stock Option Plan

  4.3                      Form of Stock Option Agreements                                          38

  5.1                      Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to the                45
                           validity of the Common Stock being registered

  23.1                     Consent of Malizia, Spidi, Sloane & Fisch, P.C. (appears                 --
                           in their opinion filed as Exhibit 5.1)

  23.2                     Consent of Independent Accountants                                       48

  24                       Reference is made to the Signatures section of this                      --
                           Registration Statement for the Power of Attorney
                           contained therein
